March 26, 1997

Dear Jim:

This is to set forth the terms of your separation from Equitable as President and a Director which will be effective May 1, 1997. From the date of this letter through May 1, 1997, you agree to assist us to effect an orderly transition. You also agree to resign as an officer or a director from all Equitable affiliates effective May 1, 1997.

You will receive two years' separation pay in the amount of $5,200,000 which will be payable in a lump sum no later than March 28, 1997 subject to appropriate tax withholdings and deductions for benefit plans. The separation pay will be taken into account in all applicable Equitable benefit plans and programs. From May 1, 1997 to April 30, 1999, you will continue to participate in all Equitable's benefit plans and programs in which you currently participate except for Equitable's short and long term disability plans subject to any future changes in those plans which are generally applicable to participants.

You will continue to vest in your options under the Equitable Companies Incorporated Stock Option Plan through April 30, 1999. You will no longer be eligible to participate in Equitable's Short Term or Long Term Incentive Compensation Plans.

We agree not to make any statement or take any action which disparages you. You agree not to make any statement or take any action which disparages Equitable or any of its subsidiaries or affiliates. or any individual employed by, or associated with, any of them.

You agree not to disclose any confidential or proprietary information pertaining to the business of Equitable, or any Equitable subsidiary or affiliate, obtained during your employment with Equitable.

You agree during the period May 1, 1997 to April 30, 1998 not to induce or endeavor to induce any officer, manager, employee or agent of Equitable to terminate employment or association with Equitable in order to become employed by or associated with another entity or individual.

Please indicate your acceptance of the terms of this letter by executing the copy enclosed and returning it to me.

                                                         Sincerely,



                                                         /s/Joseph J. Melone
                                                         --------------------
                                                         Joseph J. Melone
                                                         President and Chief
                                                         Executive Officer

Accepted and Agreed:

/s/James M. Benson
--------------------